EXHIBIT 99.1

Intiva BioPharma Comments on Attorney General Jeff Sessions’
Actions on January 4th that Affect State-Licensed Cannabis Businesses

Intiva BioPharma indicated that Sessions’ actions in no way affect its drug development activities, nor its current or contemplated business plans

Denver, Colorado: February 5, 2018 - Intiva BioPharma Inc., OTC: NTVA (“Intiva” or the “Company”), today commented on the January 4, 2018 announcement by U.S. Attorney General Jeff Sessions and the Department of Justice related to state-licensed cannabis companies in the United States.

Intiva is a U.S. based biopharmaceutical company engaged in the development of cannabinoid-based drugs under U.S. Food and Drug Administration (FDA) protocols. The Company indicated that Sessions’ actions in no way affect its drug development activities, nor its current or contemplated business plans.

In commenting on the impact of Sessions’ actions, Jeffrey Friedland, Intiva’s CEO stated, “Notwithstanding Sessions’ January 4 actions, companies involved in the development of cannabinoid-based drugs under FDA protocols remain a “safe harbor” for U.S. investors. Sessions’ actions in no way adversely affect Intiva, our drug development activities, nor our current or contemplated future business plans.”

Mr. Friedland also stated, “Prior to Sessions’ actions, our drug development activities were fully in compliance with U.S. federal law, including all provisions of the Controlled Substance Act, and now, after Sessions’ January 4th announcement, Intiva’s activities continue to be in full compliance with federal law.”

Sessions’ actions terminated the executive actions of the Obama Administration that allowed state-licensed cannabis businesses to operate under state laws, despite the illegality of cannabis federally, due to its classification as a Schedule 1 substance under the Controlled Substances Act.

Today, 29 states plus Puerto Rico and Washington DC have legalized some form of medical cannabis, and nine states have legalized, or are in the process of legalizing, adult-use or recreational cannabis. The latest national polls indicate that over 60 percent of the American public believes that cannabis should be legalized.

Despite the illegality of marijuana at the federal level, the executive actions of the Obama administration including, most importantly, the Cole Memorandum, provided a “safe-harbor” that allowed state-licensed cannabis businesses to exist, without threat of federal actions by U.S. Attorneys. The Obama Administration’s executive actions also provided a safe harbor for investors, landlords, and providers of goods and services to state-licensed cannabis businesses.

In conclusion, Intiva BioPharma and other companies who are developing cannabinoid-based drugs under U.S. Food and Drug Administration (FDA) protocols are not impacted by Sessions’ actions. In addition to Intiva BioPharma, these companies include GW Pharmaceuticals (NASDAQ: GWPH) and Insys Therapeutics (NASDAQ: INSY).

About Intiva BioPharma Inc.

Intiva BioPharma Inc. is a biopharmaceutical company with three integrated business directions:

1. Developing, licensing and commercializing cannabinoid-based medications for specific medical conditions and disorders. Our drug development activities are undertaken in accordance with Food and Drug Administration (FDA) or comparable development pathways in other countries. Our intent is that any medications we develop will be physician-prescription based.

2. The development or licensing of proprietary delivery systems for cannabinoid-based medications.

3. Investments in companies, and the acquisition of technologies, or medications, focused on cannabinoid-based research, through Special Purpose Investment Vehicles controlled by Intiva Biopharma.

Intiva Disclosure Notice:

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein or which are otherwise made by or on behalf of the Company that are not statements of historical facts may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “plan,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “would,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Readers are cautioned that all forward-looking statements involve risk and uncertainties which may cause results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to the following: the success of research and development activities and the speed with which regulatory authorizations and product launches may be achieved; government regulation generally; competitive developments; the ability to successfully market products domestically and internationally; difficulties or delays in manufacturing or issues relating to manufacturing capacity; commercial obstacles to the successful introduction of brand products generally; legal defense costs, insurance expenses, settlement costs, and the risk of an adverse decision or settlement relating to product liability, patent protection, governmental investigations, and other legal proceedings; the Company’s ability to acquire and protect patents and other intellectual property both domestically and internationally; the absence of certainty regarding the receipt of required regulatory approval or the timing or terms of such approvals; any changes in business, political and economic conditions; business interruption due to hurricanes or other events outside of the Company’s control.

Readers are cautioned not to place reliance on these forward-looking statements, which are valid only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as expressly required by law.

Contact:

Mark Lubchenco

Director of Shareholder and Investor Relations

Intiva BioPharma Inc.

Tel. 1-800-497-2915

Email: mlubchenco@intivabiopharma.com

Website: www.IntivaBioPharma.com